THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON


                                         530 FIFTH AVENUE, NEW YORK, N.Y. 10036


Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017                                      November 4, 1996.



Attention:        Sy Kaye
                  Chief Executive Officer


Gentlemen:

The Bank of New York (the "Bank") is pleased to confirm that it holds available a $6,000,000 secured line of credit to Winston Resources, Inc. (the "Borrower").

Extensions of credit under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in, a promissory note of the Borrower in the form included with this letter.

All obligations of the Borrower to the Bank with respect to this line of credit shall be unconditionally guaranteed, jointly and severally, by Winston Personnel of Boca Raton, Inc., WIN-PAY, Inc., Winston Personnel Inc. of New Jersey, Winston Professional Staffing, Inc., Winston Staffing Services, Inc., Winston Cosmopolitan, Inc., Winston Franchise Corp., and Roth Young Personnel Services, Inc. (the "Guarantors" also referred to herein as the "Subsidiaries"). The guarantees to be furnished to the Bank by the Subsidiaries are included with this letter.

All obligations of the Borrower to the Bank with respect to this line of credit shall be secured pursuant to a security agreement granting the Bank a first priority security interest in all of the Borrower's accounts receivable. All obligations of the Guarantors to the Bank with respect to this line of credit shall be secured pursuant to a security agreement granting the Bank a first priority security interest in all of the Guarantors' accounts receivable. The form of security agreement to be furnished to the Bank is included with this letter.

Notwithstanding the foregoing, the aggregate amount of credit outstanding under this line of credit at any time shall not exceed (A) 80% of the aggregate amount of the "eligible accounts receivable" of the Borrower and the Subsidiaries generated in connection with the placement of temporary employees and (B) 50% of the aggregate amount of the "eligible accounts receivable" generated by the Borrower and it's subsidiaries in connection with the placement of permanent employees and (C) 80% of the "eligible accounts receivable" generated by Winston Advertising Agency ( a division of Winston Resources, Inc.). "Eligible accounts receivable" shall mean all accounts receivable except those that are more than 90 days past due (120 days past due for receivables due from hospitals) . As long as the Bank shall hold the line of credit available, within 15 days of the end of each month, the Borrower shall provide the Bank with a borrowing base certificate in the form annexed hereto.

For so long as the line of credit is held available, the Borrower shall deliver to the Bank, within 15 days after the end of each month, an aging schedule of the accounts receivables of the Borrower and the Subsidiaries, in each case as of the last business day of such month and in form and content satisfactory to the Bank.

As long as the Bank shall hold the line available, the Borrower shall provide the Bank with copies of all documents, including, but not limited to the Borrower's financial statements, required to be filed with the Securities and Exchange commission within 5 business days of such filing. The Borrower and Subsidiaries shall provide the Bank with such other financial information as the Bank shall from time to time reasonably request.

As you know, this line of credit is cancellable at any time by the Borrower or the Bank and any extension of credit under this line of credit is subject to the Bank's satisfaction, at the time of such extension of credit, with the condition (financial or otherwise), business, prospects and operations of the Borrower and each of the Guarantors. Unless cancelled earlier as provided in the first sentence of this paragraph, this line of credit shall be held available until October 31, 1997.


                                             Very Truly Yours,

                                             THE BANK OF NEW YORK

                                             By:   /s/ Sanjay Shirali
                                             Sanjay Shirali
                                             Vice President


                                             By:   /s/ Ronald R. Reedy
                                             Ronald R. Reedy
                                             Vice President

                                 WINSTON RESOURCES, INC.
                               BORROWING BASE CERTIFICATE
                                   FOR THE MONTH ENDED:



1.     TOTAL TEMPORARY PLACEMENT ACCOUNTS RECEIVABLE            $______________

       a.    INELIGIBLE HOSPITAL A/Rs. (greater than
               120 DAYS PAST DUE)                               $______________

       b.    INELIGIBLE NON-HOSPITAL (greater than
               90 DAYS PAST DUE)                                $______________

       c.    ELIGIBLE A/Rs. (l-a+b)                             $______________

       d.    ADVANCE RATE : 80%                                 $______________

       e.    MAXIMUM TEMP A/Rs AVAILABLE                        $______________

2.     TOTAL PERMANENT PLACEMENT ACCOUNTS RECEIVABLE            $______________

       a.    INELIGIBLE A/Rs.                                   $______________

       b.    ELIGIBLE A/Rs. (1-a)                               $______________

       c.    ADVANCE RATE : 50%                                 $______________

       d.    MAXIMUM PERM A/Rs. AVAIL                           $______________

3.     TOTAL ADVERTISING ACCOUNTS RECEIVABLE                    $______________

       a.    INELIGIBLE A/Rs.(>90 DAYS PAST DUE)                $______________

       b.    ELIGIBLE A/Rs.(3-a)                                $______________

       c.    ADVANCE RATE : 80%                                 $______________

       d.    MAXIMUM ADVERTISING A/Rs AVAILABLE                 $______________

       C.    TOTAL MAXIMUM A/R AVAILABILITY
             1e + 2d + 3d                                       $______________

       D.    LOANS OUTSTANDING                                  $______________

       e.    EXCESS/ (SHORTFALL)                                $______________

For the purpose of inducing Bank of New York to grant loans, we hereby certify that the foregoing statement of collateral is true and correct as of the date of this report, and is acceptable collateral in accordance with the terms of all agreements with the Bank of New York.

We further certify that all withholding taxes, unemployment taxes and sales tax payments are current.

WINSTON RESOURCES, INC.

BY:______________________
      Title:

Ex-10.11

                            PROMISSORY NOTE


$6,000,000                                               November 26, 1996

         FOR VALUE RECEIVED, WINSTON RESOURCES, INC., a corporation formed under the laws of the State of New York with offices located at 535 Fifth Avenue, New York, New York (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its 48 Wall Street, New York, New York office, the principal sum of SIX MILLION DOLLARS ($6,000,000) or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the sheet attached to this note), whichever is less.

         Each advance hereunder (an "Advance") shall bear interest, at the Borrower's option, at a rate per Annum equal to (a) the Alternate Base Rate (as hereinafter defined), or b) such rate (a "Eurodollar Rate") as is equal to, during each Eurodollar Interest Period (as hereinafter defined), the sum of 2-1/2% plus the quotient of LIBOR (as hereinafter defined) for such Eurodollar Interest Period divided by 1.00 minus the Eurodollar Reserve (as hereinafter defined), which Eurodollar Rate shall change on the effective date of any change in the Eurodollar Reserve, but, in each case, in no event in excess of the maximum rate permitted by law. Any advance hereunder which shall not be paid when due shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2%, but in no event in excess of the maximum rate permitted by law. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

         If no advances are outstanding under this note at the time a request for an Alternate Base Rate Advance is made, such advance shall be in a minimum amount of $50,000 or an integral multiple thereof. Eurodollar Rate Advances shall be in a minimum amount of $100,000 or an integral multiple thereof.

         As used in this note:

                  (a) "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (ii) the Federal Funds Rate in effect on such day plus 1/2%;

                  (b) "Alternate Base Rate Advance" shall mean any Advance which bears interest at the Alternate Base Rate;

                  (c) "Business Day" shall mean (i) any day other than a day on which commercial banks in New York, New York are required or permitted by law to close and (ii) with respect to Eurodollar Rate Advances, any day specified in clause (i) of this definition which is also a day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York;

                  (d) "Dollar" and "$" shall mean lawful money of the United States of America;

                  (e) "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Advance, a period selected by the Borrower on not less than three Business Days, prior irrevocable notice to the Bank commencing on the date such Eurodollar Rate Advance is made and ending 1, 2, or 3 months thereafter; provided, however, that (i) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month (in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day), (ii) no Eurodollar Interest Period shall end after the date until which the line of credit under which Advances may be made is held available to the Borrower, (iii) if any Eurodollar Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end, such Eurodollar Interest Period shall end on the last Business Day of such calendar month, and (iv) no Eurodollar Interest Period shall be less than one month;

                  (f) "Eurodollar Rate Advance" shall mean any Advance which bears interest at a Eurodollar Rate;

                  (g) "Eurodollar Reserve" shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for eurocurrency funding (including, without limitation, any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System);

                  (h) "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank;

                  (i) "LIBOR" shall mean, with respect to any Eurodollar Rate Advance, the rate per annum quoted by the Bank at approximately 11:00 a.m. London, England time two Business Days prior to the first day of the Eurodollar Interest Period relating thereto for the offering by the Bank to prime commercial banks in the London interbank Eurodollar market of Dollar deposits in immediately available funds for a period equal to such Eurodollar Interest Period and in an amount equal to the amount of such Eurodollar Rate Advance; and

                  (j) "Maturity Date" shall mean, with respect to any Eurodollar Rate Advance, the last Business Day of the Eurodollar Interest Period applicable to such Eurodollar Rate Advance.

         Each Alternate Base Rate Advance shall be payable ON DEMAND and may be prepaid in whole at any time or in part from time to time. Each Eurodollar Rate Advance shall be payable on the Maturity Date of such Eurodollar Rate Advance and the Borrower shall not have the right to prepay such Eurodollar Rate Advance.

         Interest on each Alternate Base Rate Advance shall be payable monthly on the first day of each month, and at maturity. Interest on each Eurodollar Rate Advance shall be payable on the Maturity Date thereof. Upon any prepayment of Alternate Base Rate Advances, the Borrower shall pay interest on the amount so prepaid to the date of such prepayment.

         If any payment hereof becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; provided, however, that in the case of a payment in respect of the principal amount of a Eurodollar Rate Advance, if such next succeeding Business Day falls in another calendar month, such payment shall be due on the immediately preceding Business Day. If the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

         The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against all losses and expenses that the Bank may sustain or incur (a) if the Borrower makes any payment of the principal of any Eurodollar Rate Advance on a day other than the Maturity Date thereof or (b) if the Borrower, for any reason whatsoever, fails to complete a borrowing of any Eurodollar Rate Advance on the date specified therefor after notice thereof has been given and the Bank has determined to make such Eurodollar Rate Advance (including, without limitation, in each case, any interest payable by the Bank to lenders of funds obtained by the Bank in order to make or maintain such Eurodollar Rate Advance).

         In the event that the Bank shall determine at any time that the Eurodollar Rate cannot reasonably be determined for any Interest Period elected by the Borrower, or that deposits of the relevant amount and term are not available in the London interbank market or that the rate at which deposits are offered to the Bank in the relevant market will not accurately reflect the cost to the Bank of making or maintaining the requested advance at the Eurodollar Rate, or that by reason of any change in applicable law or regulation or interpretation thereof it has become unlawful for the Bank to make advances at the Eurodollar Rate; then the Bank shall give the Borrower written notice of such condition. Following such notice, no advance shall be available hereunder at the Eurodollar Rate until the Bank has given the Borrower written notice of the termination of such condition, and if any applicable law or regulation so requires, any advances then outstanding at the Eurodollar Rate shall immediately begin bearing interest at the Alternate Base Rate.

         In the event that any applicable law, treaty or governmental regulation (whether now or hereafter in effect), or any change therein or in the interpretation or application thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall (a) subject the Bank to any tax of any kind whatsoever with respect to this note or any Eurodollar Rate Advance or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable under this note (except for changes in the rate of tax on the overall net income of the Bank by the jurisdiction in which the Bank maintains its principal office), (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Bank, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System, or (c) impose on the Bank or the London interbank Eurodollar market any other condition with respect to this note or any Eurodollar Rate Advance, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Advance by an amount that the Bank deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any Eurodollar Rate Advance by an amount that the Bank deems to be material, then, in any such case, the Borrower shall promptly pay to the Bank, upon its demand, such additional amount as will compensate the Bank for such additional cost or such reduction, as the case may be; provided, however, that the foregoing shall not apply to increased costs which are reflected in a Eurodollar Rate.

         Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive of any government or any agency, instrumentality or authority thereof, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank (or the office or branch where the Bank makes or maintains any Eurodollar Rate Advance) to maintain any Eurodollar Rate Advance, the Borrower shall, if any Eurodollar Rate Advance is then outstanding, promptly upon request from the Bank, either prepay such Eurodollar Rate Advance, together with accrued interest on the amount prepaid to the date of prepayment, or, at the Borrower's option, convert such Eurodollar Rate Advance into an Alternate Base Rate Advance. If any such prepayment or conversion of any Eurodollar Rate Advance is made on a day that is not the Maturity Date thereof, the Borrower shall also pay to the Bank, upon the Bank's request, such amount or amounts as may be necessary to compensate the Bank for any loss or expense sustained or incurred by the Bank in respect of such Eurodollar Rate Advance as a result of such prepayment or conversion, including (without limitation) any interest or other amounts payable by the Bank to lenders of funds obtained by the Bank in order to make or maintain such Eurodollar Rate Advance.

         A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding four paragraphs, submitted by the Bank to the Borrower, shall be conclusive absent manifest error, and the obligations of the

Borrower under the immediately
preceding four paragraphs shall survive payment of this note and all Advances.

         If any of the following events shall occur with respect to any Obligor (which term shall include the Borrower, any guarantor hereof or any hypothecator of any collateral securing this note): (1) failure of any Obligor in the performance of any of such Obligor's covenants herein or in any instrument, document or agreement delivered in connection herewith; (2) default by any Obligor in the payment or performance of any Obligation (which term shall include any and all present or future obligations or liabilities of such Obligor to the Bank, whether incurred by such Obligor as maker, indorser, drawer, acceptor, guarantor accommodation party, counterparty, purchaser, seller or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint and/or several, and howsoever and whensoever acquired by the
Bank); (3) failure to pay when due any other indebtedness for borrowed money, acceleration of the maturity of such indebtedness or the occurrence of any event which with notice or lapse of time, or both, would permit acceleration of such indebtedness; (4) if the Obligor is an individual, the death or incompetence of such Obligor; (5) if the Obligor is not an individual, the dissolution, merger or consolidation of, or the sale or disposal of all or substantially all of the assets, of the Obligor without the prior written consent of the Bank; (6) the financial condition or credit standing of any Obligor shall be or become materially impaired in the sole opinion of the Bank or any of its officers; (7) commencement of any proceeding, procedure or other remedy supplemental to the enforcement of, a judgment against any Obligor; (8) any representation or warranty made by any Obligor or any financial or other statement of any Obligor delivered to the Bank by or on behalf of any Obligor proves to be untrue, incorrect or incomplete when made or delivered; (9) the death of the insured under any life insurance policy held as collateral by the Bank for the obligations of any Obligor with respect to this note, or the non-payment of any premiums on any such life insurance policy; (10) the validity or enforceability of this note, any guarantee hereof or any other document delivered in connection herewith shall be contested or declared null and void or any Obligor shall deny it has any liability or obligation under or with respect to this note, any guarantee hereof or any other document delivered by it in connection herewith; or (11) any Obligor shall make payment on account of any indebtedness subordinated to the indebtedness evidenced by this note in contravention of the terms of such subordination; then all outstanding Eurodollar Rate Advances, together with accrued interest thereon, shall become due and payable forthwith, upon declaration to that effect by the Bank, without notice to Borrower or any Obligor, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding. The loan evidenced by this note and accrued interest thereon shall become immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, upon the commencement by or against any Obligor of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

         If the Bank shall make a new Advance on a day on which the Borrower is to repay an Advance, the Bank shall apply the proceeds of the new Advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this note.

         The Borrower hereby authorizes the Bank to accept telephonic instructions from an authorized representative of the Borrower to make an Advance or receive a payment hereof, and to endorse on the schedule attached hereto the amount of all Advances and all principal payments hereof received by the Bank, the interest rate applicable to each Advance and the Maturity Date of each Eurodollar Rate Advance.

         The Bank is hereby authorized to charge the Borrower's deposit account(s) maintained at the Bank for each principal prepayment hereof on the date made, and for each principal payment and for each interest payment due hereunder on the due date thereof. The Bank will credit the Borrower's deposit account maintained at the Bank in the amount of each Advance on the date of such Advance, which credit will be confirmed to the Borrower by standard advice of credit or notation on the deposit account statement sent to the Borrower. The Borrower agrees that the actual crediting of the amount of any Advance to the Borrower's deposit account shall constitute conclusive evidence that such, Advance was made, and neither the failure of the Bank to endorse on the schedule attached hereto the amount of any Advance, the interest rate applicable to any Advance or the Maturity Date of any Eurodollar Rate Advance, nor the failure of the Bank to forward an advice of credit to the Borrower, shall affect the Borrower's obligations hereunder.

         All advances hereunder are secured pursuant to the terms of a security agreement executed by the Borrower in favor of the Bank of even date herewith as such agreement may be amended or modified from time to time, and the Bank and each other holder of this note are entitled to all the benefits thereof.

         All payments hereof shall be made in lawful money of the United States of America and in immediately available funds.

         The Borrower does hereby forever waive presentment, demand, protest, notice of protest and notice of nonpayment or dishonor of this note.

                                   Schedule to
                    Promissory Note - WINSTON RESOURCES, INC.

Date of Amount of Type of  Maturity Date Interest  Amount of  Aggregate Unpaid
Advance Advance   Advance* of Advance**  Rate***   Payment    Principal Amount
------- --------  -------- ------------- --------  --------   ----------------


-------------------------------------

* Insert "Alternate Base Rate" (or "ABR") or "Eurodollar Rate", as applicable.

**   only applicable for Eurodollar Rate Advances.

*** For Alternate Base Rate Advances, insert "ABR". For Eurodollar Rate Advances, insert the actual interest rate.

         The Borrower hereby agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses incurred by the Bank.

         No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

         Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Bank from time to time.

         Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, BASED UPON, OR IN ANY WAY CONNECTED TO, THIS NOTE.

         THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

WINSTON RESOURCES, INC.

By:     /s/ Seymour Kugler

        SEYMOUR KUGLER
      Print Name

Title:  CHAIRMAN & CEO

EX-10.12

                        SECURITY AGREEMENT


         SECURITY AGREEMENT dated as of November 26 1996 among WINSTON RESOURCES, INC., a Delaware corporation (the "Borrower"), each of the corporations identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (each, individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") and THE BANK OF NEW YORK (the "Bank").

         The Borrower has executed a Promissory Note in the face amount of $6,000,000 payable to the Bank dated of even date herewith (as amended, supplemented or otherwise modified and in effect from time to time, the "Note," the terms defined therein and not otherwise defined herein being used herein as therein defined) , providing subject to the terms and conditions thereof, for Advances to be made by the Bank to the Borrower in an aggregate principal amount not exceeding $6,000,000 at any one time outstanding.

         The Subsidiary Guarantors propose to enter into a Guaranty Agreement dated as of November _, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Guaranty"), under which the Subsidiary Guarantors jointly and severally guarantee to the Bank the prompt payment in full when due of the principal and interest on the Advances made by the Bank to the Borrower under the Note.

         To induce the Bank, in its discretion, to extend credit under the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Subsidiary Guarantors (each sometimes referred to hereafter as an "Obligor" and, collectively, as the "Obligors") have agreed to enter into this agreement to secure their respective obligations under the Note and the Guaranty.

         Accordingly, the parties hereby agree as follows:

         l. Security Interest. Each Obligor hereby grants the Bank a security interest (the "Security Interest") and a lien in all of the following property now owned or at any time hereafter acquired by it, or in which it now has or at any time in the future may acquire any right, title or interest (the "Collateral"):

                  All accounts originated by the Obligor in the course of its recruitment and placement advertising, permanent placement and temporary staffing services operations, excluding accounts due from franchisees of the Obligor ("Receivables"), including all accounts receivable, instruments, documents, chattel paper, contract and other rights related to such Receivables and associated therewith, and the proceeds thereof and all additions, accessions and substitutions to or for the Collateral.

Terms used in this Section which are defined in the Uniform Commercial Code as enacted and in effect in the State of New York (the "Code") are used as so defined in the Code.

         2. Obligations. This Agreement and the Security Interest shall secure the following obligations (the "Obligations"):

                  (a) Any and all obligations of the Borrower under the Note or under any other agreement or instrument executed and delivered pursuant thereto;

                  (b) Any and all obligations of each Subsidiary Guarantor under the Guaranty or under any other agreement or instrument executed and delivered pursuant thereto; and

                  (c) Any and all other liabilities and obligations of every kind and nature whatsoever of any Obligor to the Bank under the Note, the Guaranty or otherwise, whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due.

         3. Financing Statements and Other Action. Each Obligor will do all lawful acts which the Bank deems necessary or desirable to protect the Security Interest or otherwise to carry out the provisions of this Agreement, including, but not limited to, the execution of Uniform Commercial Code financing, continuation, amendment and termination statements and similar instruments in form satisfactory to the Bank and will promptly pay on demand any filing fees or other costs in connection with the filing or recordation of such statements and instruments. Each Obligor irrevocably appoints the Bank as its attorney-in-fact during the term of this Agreement, to do all acts which it may be required to do under this Agreement, such appointment being deemed to be a power coupled with an interest.

         4. Places of Business. Each Obligor warrants that its principal place of business, chief executive office and the place where the records concerning its accounts and contract rights are located is set forth on Schedule 1 to this Agreement. None of the Collateral is evidenced by a promissory note or other instrument. Each Obligor will keep its principal place of business and chief executive office and the office where it keeps its records concerning its accounts and contract rights at the location therefor specified in Schedule 1 or, upon 30 days' prior written notice to the Bank, at any other locations in a jurisdiction where all actions required by this Agreement shall have been taken with respect to the Collateral. Each Obligor will hold and preserve its records concerning its accounts and contract rights and will permit representatives of the Bank at any time during normal business hours, upon reasonable notice, to inspect and make abstracts from such records.

         5. Encumbrances. Each Obligor warrants that it has title to the Collateral purportedly owned by it and that there are no sums owed or claims, liens, security interests or other encumbrances (collectively, "Liens") against the Collateral. Each Obligor will notify the Bank of any Liens against the Collateral, will defend the Collateral against any Liens adverse to the Bank, and will not create, incur, assume, or suffer to exist now or at any time throughout the duration of the term of this Security Agreement, any Liens against the Collateral, whether now owned or hereafter acquired, except Liens in favor of the Bank.

         6. Maintenance of Collateral. Each Obligor shall preserve the Collateral for the benefit of the Bank. Without limiting the generality of the foregoing, each Obligor:

                  (a) shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement;

                  (b) shall preserve all beneficial contract rights to the extent commercially reasonable;

                  (c) in conjunction with, and at the direction of, the Bank, shall take commercially reasonable steps to collect all accounts; and

                  (d) shall pay all taxes, assessments or other charges on the Collateral when due, unless the amount or validity of such taxes, assessments or charges are being contested in good faith by appropriate proceedings and reserves have been provided on its books with respect thereto in conformity with generally accepted accounting principles.

         7.       Additional Provisions concerning the Collateral.

                  (a) Each Obligor authorizes the Bank to file, without the signature of the Obligor, where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. The Bank may file a photographic or other reproduction of this Agreement in lieu of a financing or continuation statement in any filing office where it is permissible to do so.

                  (b) Except as otherwise provided in this subsection, each Obligor shall continue to collect, at its own expense, all amounts due or to become due to such Obligor under the Receivables. In connection with such collections, the Obligor may take (and, at the Bank's direction, shall take) such action as the obligor or the Bank may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Bank shall have the right upon the failure of the Obligors to pay any obligation when becoming or made due to notify the account debtors or Obligors under any Receivables of the assignment of such Receivables to the Bank and to direct such account debtors or Obligors to make payment of all amounts due or to become due to the Obligor thereunder directly to the Bank and, upon such notification and at the expense of the obligor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Obligor might have done. After the Obligor's failure to pay any obligation when due, (i) all amounts and proceeds (including instruments) received by the Obligor in respect of the Receivables shall be received in trust for the benefit of the Bank hereunder, shall be segregated from other funds of the Obligor, and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Obligor so long as all obligations to the Bank have been paid, or (B) if the obligations have not been paid, applied as provided by Section 8 (b), and (ii) the obligor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  (c) Upon the failure of the Obligors to pay any obligation when becoming or made due, each Obligor hereby irrevocably appoints the Bank the Obligor's attorney-in-fact, with full authority in the place and stead of the Obligor and in the name of the Obligor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Obligor under subsection (b) of this section), including, without limitation:

                           (i)      To ask,  demand,  collect,  sue  for,
recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                           (ii)     To receive, endorse and collect any drafts
or other instruments,  documents and chattel paper in connection therewith; and

                           (iii)    To file any claims or take any action or
institute any proceedings which the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce rights of the Bank with respect to any of the Collateral.

                  (d) If an Obligor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of the Bank incurred in connection therewith shall be payable by the Obligor and shall be fully secured hereby.

                  (e) The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Bank to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  (f) Anything herein to the contrary notwithstanding, (i) each Obligor shall remain liable under any contracts and agreements relating to the Collateral, to the extent set forth therein, to perform all of its obligations thereunder, to the same extent as if this Agreement had not been executed; (ii) the exercise by the Bank of any of its rights hereunder shall not release any Obligor from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) the Bank shall not have any obligation or liability by reason of this

Agreement under any contracts and agreements relating to the collateral, nor shall the Bank be obligated to perform any of the obligations or duties of any Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         8. Remedies. Upon failure of the Obligors to pay any obligations when due, by acceleration or otherwise:

                  (a) the Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require each Obligor to, and each Obligor hereby agrees that it will at its expense and upon request of the Bank forthwith, assemble all or part of the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. Each Obligor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as Collateral for, and/or then or any time thereafter be applied in whole or in part by the Bank against, all or any part of the obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the obligations shall be paid over to the Obligor or Obligors entitled thereto as their interests may appear or to whomsoever else may be lawfully entitled to receive such surplus.

                  (c) The Bank may exercise any and all rights and remedies of any Obligor under or in connection with the Collateral, including, without limitation, any and all rights of such Obligor to demand or otherwise require payment of any amount under, or performance of any provision of, any account, contract or agreement.

                  (d) All payments received by any Obligor under or in connection with the Collateral shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Company and shall be forthwith paid over to the Bank in the same form as received (with any necessary endorsement).

         9. Payment of Taxes, Charges Etc. The Bank, at its option, after notice to the Obligors, may discharge any taxes, charges, assessments, security interests, liens or other encumbrances upon the Collateral or otherwise protect the value thereof. All such expenditures incurred by the Bank shall become payable by the Obligors to the Bank upon demand, and shall bear interest at an annual rate equal at all times to the Bank's Prime Rate, and shall be secured by the Collateral.
         10. Duties with Respect to Collateral. The Bank shall have no duty to any Obligor with respect to the Collateral other than the duty to use reasonable care in the safe custody of any of the Collateral in its possession. Without limiting the generality of the foregoing, the Bank, although it may do so at its option, shall be under no obligation to any Obligor to take any steps necessary to preserve rights in the Collateral against other parties.

         11. Waivers. To the extent permitted by law, each Obligor hereby waives demand for payment, notice of dishonor or protest and all other notices of any kind in connection with the Obligations except notices required hereby, by law or by any other agreement between the Obligors and the Bank. The Bank may release, supersede, exchange or modify any collateral or security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to any Obligor. Such modifications, changes, renewals, releases or other actions shall in no way affect the Obligors' obligations hereunder.

         12. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon each Obligor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (3), the Bank may assign or otherwise transfer all or any portion of its rights and obligations (including, without limitation, all or any portion of the Advances owing to it and the Note held by
it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Obligors. Upon any such termination, the Bank will, at the Obligors' expense, execute and deliver to the Obligors such documents as the Obligors shall reasonably request to evidence such termination.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns.

         14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         16. Jury Trial Waiver. THE BANK AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, EACH OBLIGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, OR COUNSEL TO THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OBLIGOR ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ACCEPT THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         17. Submission to Jurisdiction. EACH OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.


WINSTON RESOURCES, INC.              WINSTON PERSONEL OF BOCA RATON, INC.

By:  /s/ Seymour Kugler              By:   /s/ Seymour Kugler

    SEYMOUR KUGLER                   SEYMOUR KUGLER
Print name                           Print name
Title:  CHAIRMAN & CEO               Title:  CHAIRMAN & CEO

WIN-PAY INC.                         WINSTON PERSONNEL INC. OF
                                     NEW JERSEY

By:  /s/ Seymour Kugler              By:  /s/ Seymour Kugler
     SEYMOUR KUGLER                  SEYMOUR KUGLER
Print name                           Print name

Title:  CHAIRMAN & CEO               Title:  CHAIRMAN & CEO


WINSTON PROFESSIONAL                 WINSTON STAFFING SERVICES INC.
  STAFFING, INC.

By:  /s/ Seymour Kugler              By:  /s/ Seymour Kugler
     SEYMOUR KUGLER                  SEYMOUR KUGLER
Print name                           Print name
Title: CHAIRMAN & CEO                Title: CHAIRMAN & CEO


WINSTON COSMOPOLITAN, INC.           WINSTON FRANCHISE CORPORATION

By:  /s/ Seymour Kugler              By:  /s/ Seymour Kugler
     SEYMOUR KUGLER                  SEYMOUR KUGLER
Print name                           Print name
Title: CHAIRMAN & CEO                Title: CHAIRMAN & CEO


ROTH YOUNG PERSONNEL SERVICES, INC.

By:  /s/ Seymour Kugler
     SEYMOUR KUGLER
Print name

Title: CHAIRMAN & CEO

Continuation of signature page to security agreement dated November 26 1996

SCHEDULE 1
TO
Security Agreement

ADDRESSES OF PRINCIPAL PLACES OF BUSINESS

WINSTON RESOURCES, INC.                     WINSTON PERSONNEL OF
                                            BOCA RATON, INC.

Address: 535 FIFTH AVENUE                   Address: 2300 GLADE ROAD
NEW YORK, NEW YORK 10017-3663               BOCA RATON, FLORIDA 33431
Fax No.: (212) 573-9836                     Fax No.: (212) 573-9836


WIN-PAY, INC.

Address: ONE EAST 44TH STREET               Address: 301 ROUTE 17 NORTH
NEW YORK, NEW YORK 10017-3663               RUTHERFORD, NEW JERSEY 07070
Fax No.: (212) 573-9836                     Fax No.: (212) 573-9836


WINSTON PROFESSIONAL STAFFING,              WINSTON STAFFING SERVICES
INC.                                        SERVICES INC.

Address: 301 ROUTE 17 NORTH                 Address: 535 FIFTH AVENUE
RUTHERFORD, NEW JERSEY 07070                NEW YORK, NEW YORK 10017-3663
Fax No.: (212) 573-9836                     Fax No.: (212) 573-9836


WINSTON COSMOPOLITAN, INC                   WINSTON FRANCHISE
                                            CORPORATION

Address: 535 FIFTH AVENUE                   Address: 535 FIFTH AVENUE
NEW YORK, NEW YORK 10017-3663               NEW YORK, NEW YORK 10017-3663
Fax No.: (212) 573-9836


ROTH YOUNG PERSONNEL SERVICES, INC.

Address: 535 FIFTH AVENUE
NEW YORK, NEW YORK 10017-3663
Fax No.: (212) 573-9836